                                                                EXHIBIT 99.B10


                             GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone:(414)273-3500 Fax:(414)273-5198


                                        December 19, 1996


Strong High-Yield Municipal Bond Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Gentlemen:

          We have acted as counsel for you in connection with the sale by you of 1,788,055.45 shares of Strong High-Yield Municipal Bond Fund, Inc. (the "Fund") Common Stock, in the manner set forth in Amendment No. 6 to the Fund's Registration Statement on Form N-1A. In connection with this, we have reviewed:
(i) Amendment No. 6 to the Fund's Registration Statement on Form N-1A; (ii) the Rule 24f-2 Notice dated October 23, 1996 for the fiscal year ended August 31, 1996; (iii) corporate proceedings relative to the authorization for issuance of shares of Common Stock; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock when sold as contemplated in Amendment No. 6 to the Fund's Registration Statement will be legally issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

          We hereby consent to the use of this opinion as an exhibit to Amendment No. 6 to the Fund's Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.


                                        Very truly yours,


                                        /s/ GODFREY & KAHN, S.C.

                                        GODFREY & KAHN, S.C.